UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2021

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8430 Spires Way, Frederick, Maryland 21701
(Address of principal executive offices)(Zip Code)

(800) 525-1698
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	TOMZ	NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On July 30, 2021, Mr. Harold Paul notified TOMI Environmental Solutions, Inc. (the "Company") that he will resign as a director of the Company effective August 2, 2021. Mr. Paul was a member of the Compensation Committee and Nominating and Governance Committee of the Board of Directors (the "Board") of the Company. Mr. Paul's resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Paul will continue in his role as outside counsel to the Company.

Election of Director

On July 30, 2021, at the recommendation of the Nominating and Governance Committee, the Board appointed Ms. Elissa J. Shane to serve as a member of the Board. Ms. Shane will not serve on any standing committees of the Board.

Ms. Shane has been the Chief Operating Officer of the Company since January 2018. Previously, she served as Chief Regulatory and Compliance Officer of the Company from September 2015 to December 2017 and as Corporate Secretary from January 2016 to March 2018. From January 2014 to September 2015, Ms. Shane served as a paralegal with Levi Lubarsky Feigenbaum & Weiss LLP, where she worked with the firm's managing partners and staff attorneys and directed all operational aspects of the litigation cycle from inception through appeal. From September 2009 to January 2014, she served as a paralegal with Olshan Frome Wolosky LLP, where she managed all regulatory and compliance issues, litigation procedures and advertising and promotional matters. Ms. Shane received a B.A. in Psychology and Communications with a minor in Economics from the University of Southern California in 2001.

Ms. Shane is currently the Chief Operating Officer of the Company and her compensation for such position is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on December 2, 2020.

There is no arrangement or understanding between Ms. Shane and any other person pursuant to which she was selected as a director of the Company. Ms. Shane is the daughter of Dr. Halden S. Shane, the Chief Executive Officer and Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI Environmental Solutions, Inc.

Date: August 2, 2021	By:	/s/ Halden Shane
Halden Shane
Chief Executive Officer

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